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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1999 with respect to the consolidated financial statements and schedule included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-16385, File No. 333-35937 and File No. 333-56171) and on Form S-3 (File No. 333-66793).



                                                /s/  ARTHUR ANDERSEN LLP
                                                ________________________
                                                  ARTHUR ANDERSEN LLP

San Jose, California
March 31, 1999